FIRST AMENDMENT TO
                    AGREEMENT OF SALE AND ESCROW AGREEMENT

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT (this "Amendment") is made and entered into as of this 4th day of April, 1997, by and between BUTLER LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller"), STERLING INVESTMENT CO., INC., a Florida corporation ("Purchaser"), and CHARTER TITLE COMPANY ("Escrow Agent").

                                   RECITALS:

     A. Seller and Purchaser are parties to that certain Agreement of Sale, dated March 25, 1997 (the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement.

     B. Seller, Purchaser and Escrow Agent are parties to that certain Escrow Agreement, dated March 25, 1997 (the "Escrow Agreement"), pursuant to which Purchaser has deposited funds in escrow to be held by Escrow Agent in accordance with the terms of the Escrow Agreement.

     C. Seller and Purchaser desire to amend the Agreement and the Escrow Agreement in accordance with the terms of this Amendment.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2.   The following Paragraph 6.5 shall be inserted into Page 4 of the
Agreement:

     "    6.5  Notwithstanding the foregoing Paragraph 6.4, Seller hereby agrees to give Purchaser a credit at Closing in the amount of $300,000.00 as compensation for the Previous Condemnation. Said condemnation shall not have a deleterious affect against the remaining property."

3. Notwithstanding the terms of Paragraph 7.1 of the Agreement, if the Phase II Environmental Site Assessment currently being prepared for the Property discloses any material environmental defect on the Property other than as set forth in the Existing Report, then Purchaser shall have the right to terminate the Agreement by giving written notice of such termination to Seller on or before April 18, 1997. If written notice is not received by Seller on or
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before April 18, 1997, then the right of Purchaser to terminate the Agreement pursuant to this Paragraph 3 of the Amendment shall be waived. If Purchaser terminates the Agreement by written notice to Seller on or before April 18, 1997: (i) Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence during the Inspection Period; and (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, and neither Purchaser nor Seller shall have any right, obligation or liability under the Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7.1 of the Agreement. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 3 of the Amendment, shall survive the Closing and the delivery of the Deed and termination of this Agreement.

4. The first grammatical sentence of Paragraph 8 of the Agreement is deleted in its entirety and replaced with the following:

     "The closing of this transaction (the "Closing") shall be on or before May 14, 1997 (the "Closing Date"), at the office of Title Insurer, Orlando, Florida, at which time Seller shall deliver possession of the Property to Purchaser."

5. The first grammatical sentence of Paragraph 27.4 of the Agreement is deleted in its entirety and replaced with the following:

     "It shall be a condition to Purchaser's obligations hereunder (the "Estoppel Condition") that Seller deliver to Purchaser, at or prior to 5:00 p.m. Chicago time on May 7, 1997 (i) a Tenant Certificate from Publix, Eckards, Ross Dress for Less, Bealls Outlet, Fashion Bug, Clicks Billiards and Kimsworth, Inc. and (ii) a Tenant Certificate or Seller Tenant Certificate from tenants occupying the remainder of the occupied leasable area of the Property."

6. The first grammatical sentence of Paragraph 27.5 of the Agreement is deleted in its entirety and replaced with the following:

     "If Seller has not satisfied the Estoppel Condition on or before 5:00 p.m. Chicago time on May 7, 1997, then Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller on or before 5:00 p.m. Chicago time on May 9, 1997."

7. The reference in Paragraph 27.6 of the Agreement to the date "April 16, 1997" is hereby deleted and replaced with the date "May 12, 1997".

8. Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.

9. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller, Purchaser and Escrow Agent may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                              PURCHASER:

                              STERLING INVESTMENT CO., INC., a Florida corporation


                              By:   /s/ D. Kosoy
                                   ---------------------------------
                              Name:     D. Kosoy
                                   ---------------------------------
                              Its:      Pres.
                                   ---------------------------------

                              SELLER:

                              BUTLER LIMITED PARTNERSHIP, an Illinois
                              limited partnership

                              By:  Butler Partners, Inc., an Illinois
                                   corporation, its general partner


                                   By:   /s/ John K. Powell, Jr.
                                        --------------------------------
                                   Name:     John K. Powell, Jr.
                                        --------------------------------
                                   Its:      Senior Vice President
                                        --------------------------------


ESCROW AGENT:

Charter Title Company, as agent
for Lawyers Title Insurance Corporation


By:
     -------------------------------
Its:  Authorized Agent
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